UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2009
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia, Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - ELECTION OF DIRECTORS

Effective August 17, 2009, the board of directors of the Company appointed Zahir Dhanani and Robert Nasro to the Company’s board of directors to serve until the next annual meeting of the Company’s shareholders.

Mr. Dhanani is currently the President & CEO of Bread Garden Franchising Inc., which operates a chain of restaurants in British Columbia and Australia. He has been with the Bread Garden since April 2004. Over the past 11 years Mr. Dhanani has also acted as a self-employed consultant providing financial consulting and advisory services to publicly traded companies listed on Canadian Stock Exchanges, including serving on the advisory board of a publicly traded company that has a gold project in Nevada.

Mr. Nasro is currently the General Manager of Bread Garden Franchising Inc., he has been with Bread Garden since April of 2005. Prior to joining the Bread Garden he was employed in the construction, hospitality and security industries in a variety of management positions.

Neither Mr. Dhanani nor Mr. Nasro have been a director or officer of a publicly traded company at any time in the past.

The appointment of Mr. Dhanani and Mr. Nasro to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not at this time determined if Mr. Dhanani or Mr. Nasro will serve on any standing committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

By:
DATE: August 19 , 2009		/s/ Wayne Smith
Wayne Smith
Chief Executive Officer